UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
Floating Rate Notes due 2020	SYK20A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 3, 2019, Stryker Corporation (the “Company”) completed a public offering (the “Offering”) of (i) €850,000,000 aggregate principal amount of the Company’s 0.250% Notes due 2024 (the “2024 Notes”), (ii) €800,000,000 aggregate principal amount of the Company’s 0.750% Notes due 2029 (the “2029 Notes”) and (iii) €750,000,000 aggregate principal amount of the Company’s 1.000% Notes due 2031 (the “2031 Notes” and, collectively with the 2024 Notes and 2029 Notes, the “Notes”). The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-229539) and the Prospectus included therein, filed with the Securities and Exchange Commission on February 7, 2019 and supplemented by the Prospectus Supplement dated November 25, 2019.

The Notes were issued under an Indenture, dated January 15, 2010 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture, each dated December 3, 2019, between the Company and the Trustee (collectively, the “Supplemental Indentures” and the Base Indenture as so supplemented the “Indenture”).

The 2024 Notes will bear interest at a rate of 0.250% per year, the 2029 Notes will bear interest at a rate of 0.750% per year and the 2031 Notes will bear interest at a rate of 1.000% per year. Interest on each of the 2024 Notes and the 2031 Notes is payable on December 3 of each year, commencing on December 3, 2020. Interest on the 2029 Notes is payable on March 1 of each year, commencing on March 1, 2021. The 2024 Notes will mature on December 3, 2024, the 2029 Notes will mature on March 1, 2029 and the 2031 Notes will mature on December 3, 2031.

The Company will be required to redeem the 2024 Notes and the 2031 Notes in whole and not in part at a special mandatory redemption price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date, if the Company does not consummate the tender offer in connection with the acquisition of Wright Medical Group N.V. (“Wright”) on or prior to February 4, 2021, or if, at any time prior to such date, the Company notifies the Trustee in writing that the purchase agreement for the acquisition of Wright has been terminated. The 2029 notes are not subject to the special mandatory redemption and will remain outstanding (unless otherwise redeemed) even if the tender offer in connection with the acquisition of Wright is not consummated on or prior to February 4, 2021.

The Company may redeem any series of the Notes at its option, in whole, but not in part, for cash, at any time prior to their respective maturities at a price equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest to, but not including, the redemption date, if certain tax events occur that would obligate the Company to pay additional amounts as described in the Indenture. In addition, the Company may redeem each of the 2024 Notes, 2029 Notes and 2031 Notes prior to their respective maturities at the Company’s option for cash, any time in whole or from time to time in part, at redemption prices that include accrued and unpaid interest and the applicable make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemption of the 2024 Notes, 2029 Notes and 2031 Notes on or after the respective par call dates specified in the Indenture.

The public offering price of the 2024 Notes was 99.634% of the principal amount, the public offering price of the 2029 Notes was 99.848% of the principal and the public offering price of the 2031 Notes was 99.171% of the principal amount. The Company expects to receive net proceeds of approximately €2,376 million (or $2,621 million based on an exchange rate of €1 to $1.1029 on November 22, 2019, as published by the U.S. Federal Reserve Board), after deducting the underwriting discount and its expenses related to the Offering. The Company intends to use the net proceeds from the offering, together with other financing and/or cash on hand, to consummate the acquisition of Wright and pay related fees and expenses, with any remainder to be used for general corporate purposes.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the

Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the Base Indenture and the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1

Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated January 15, 2010 (Commission File No. 000-09165)).

4.2	Nineteenth Supplemental Indenture (including the form of the note), dated December 3, 2019, between Stryker Corporation and U.S. Bank National Association, as trustee.

4.3	Twentieth Supplemental Indenture (including the form of the note), dated December 3, 2019, between Stryker Corporation and U.S. Bank National Association, as trustee.

4.4	Twenty-First Supplemental Indenture (including the form of the note), dated December 3, 2019, between Stryker Corporation and U.S. Bank National Association, as trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

5.2	Opinion Letter of Warner Norcross + Judd LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

23.2	Consent of Warner Norcross + Judd LLP (included as part of Exhibit 5.2).

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stryker Corporation
(Registrant)

Dated: December 3, 2019	By:	/s/ Glenn S. Boehnlein
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer

4